                           LIMITED POWER OF ATTORNEY

     The undersigned, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, including, but not limited to, the undersigned's individual capacity and the undersigned's capacity as an officer, director, employee or stockholder of GTT Communications, Inc., a Delaware corporation (the "Company"),  hereby constitutes and appoints each of Jay R.
Schifferli, Jocelyn M. Arel and Cheryl M. Fiorenza, signing singly, and with full power of substitution, re- substitution and revocation, the undersigned's true and lawful attorney-in-fact to:

 (1) prepare, act on, execute, acknowledge, publish (including website posting) and deliver to and file with the Securities and Exchange
     Commission, any and all national securities exchanges and the Company the following forms with respect to securities of the Company, including those which are or may be deemed to be beneficially owned or held by the undersigned: (a) Form ID, Form 3, Form 4, Form 5, Schedule 13D, Schedule
     13G and Form 144 under the Securities Exchange Act of 1934, as amended, the
     Securities Act of 1933, as amended, and the rules and regulations thereunder, and (b) any successor form or any related document, in each case including all amendments of each thereof and any attached documents;
     and

 (2) do and perform any and every act and thing of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-
     fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     In connection with the appointment of such attorney-in-fact, the undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, in each case in the opinion of such attorney-in-fact, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in- fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 or Regulation 13D-G of the Securities Exchange Act of 1934, as
amended.  The undersigned hereby agrees to indemnify the attorney-in-fact and the Company from and against any demand, damage, loss, cost or expense arising from any false or misleading information provided by the undersigned to the attorney- in-fact.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

Date:  April 20, 2015                   /s/ Michael T. Sicoli
                                        ---------------------
                                        Michael T. Sicoli